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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) : February 11, 1999

                                  T-NETIX, INC.
               (Exact name of registrant as specified in charter)


          COLORADO                   0-25016                    84-1037352
(State or Other Jurisdiction       (Commission                (IRS Employer
Incorporation or Organization)     File Number)             Identification No.)

67 INVERNESS DRIVE EAST, SUITE 100 ENGLEWOOD, CO                  80112
   (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (303) 790-9111




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ITEM 5.          OTHER EVENTS.

         In a press release dated February 11, 1999, T-NETIX, Inc. ("T-NETIX") announced that it has signed a definitive Agreement and Plan of Merger with Dallas-based Gateway Technologies, Inc. ("Gateway"), a privately held provider of inmate telecommunications calling services (ICS) in a transaction valued at approximately $35.2 million. The merger is subject to shareholder approval and is expected to close in the second quarter of 1999.

In the merger, a subsidiary of T-NETIX will merge with and into Gateway, and Gateway will become a wholly owned subsidiary of T-NETIX. T-NETIX will issue up to 4,231,315 shares to current shareholders of Gateway in connection with the merger. It is a condition to both companies' obligations to consummate the merger that the merger will be accounted for as a pooling of interests. A copy of the press release is attached as Exhibit 99.1 hereto.



ITEM 7.          EXHIBITS

         (c)     Exhibits

         Exhibit 99.1      Registrants press release, dated February 11, 1999

         Exhibit B         Agreement and Plan of Merger dated February 10,
                           1999 by and among Registrant, Gateway, T-NETIX
                           Acquisition Corp. and certain shareholders of Registrant and Gateway incorporated herein by reference to Appendix A of Registrant's Preliminary
                           Proxy Filing on Schedule 14A filed with the Commission on February 16, 1999.





                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       T-NETIX, Inc.

Dated: March 3, 1999                BY: /s/ ALVYN A. SCHOPP
                                       ----------------------------------------
                                       Alvyn A. Schopp, Chief Executive Officer



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                                  EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------

   99.1              Press Release, dated February 11, 1999